Exhibit 10.5

AMENDMENT NO. 10 dated as of April 28, 2006 to the Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001 as amended by Amendment 1 through 9 thereto, dated as of December 14, 2001, December 31, 2001, March 29, 2002, May 14, 2002, February 5, 2003, August 4, 2003, October 28, 2004, March 1, 2005 and March 21, 2006, among Crown Media Holdings, Inc. (the “Borrower”), the Guarantors named therein, the Lenders referred to therein and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and as Issuing Bank for the Lenders (the “Agent”) (as the same may be further amended, supplemented or otherwise modified, the “Credit Agreement”).

INTRODUCTORY STATEMENT

WHEREAS, the Lenders have made available to the Borrower a credit facility pursuant to the terms of the Credit Agreement;

WHEREAS, the Borrower has requested that the Total Commitment be increased from $220,000,000 to $240,000,000 and that each of the Lenders increase its existing Commitment by its Pro Rata Share of the $20,000,000 increase in the Total Commitment;

WHEREAS, the Borrower has requested (i) decreases in the interest rates applicable to the Loans and in the rate of the Commitment Fees, (ii) an extension of the Maturity Date from May 31, 2006 to May 31, 2007, and (iii) the deletion of certain covenants.

WHEREAS, the Borrower has agreed to pay a fee to the Lenders for executing the Amendment No. 10.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1.                                            Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Credit Agreement.

Section 2.                                            Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the Effective Date (as hereinafter defined) as follows:

(A)                              The definitions “Applicable Margin” and “Maturity Date” in Article 1 are hereby amended in their entirety to read as follows:

“‘Applicable Margin’ shall mean (i) in the case of Alternative Base Rate Loans 0% per annum and (ii) in the case of Eurodollar Loans 0.75% per annum.

‘Maturity Date’ shall mean May 31, 2007.”

(B)                                Section 2.7 of the Credit Agreement is hereby amended by decreasing the rate at which the Commitment Fees provided therein are to be computed from 0.20% per annum to 0.15% per annum.

(C)                                The Term Loan Commitment of each of the Lenders having been previously terminated, the Revolving Credit Commitment of each of the Lenders is hereby increased to the amount set forth in Schedule 1 hereto which amends and restates in its entirety Schedule 1 to the Credit Agreement and as a result thereof, the Revolving Credit Commitment of each of the Lenders is increased by its Pro Rata Share of the $20,000,000 increase and the Total Commitment is increased from $220,000,000 to $240,000,000.

(D)                               Article 5 of the Credit Agreement is hereby amended by deleting in its entirety Section 5.1(d).

(E)                                 Article 6 of the Credit Agreement is hereby amended as follows:

(i)                                     Section 6.1(vi) is hereby amended in its entirety to read as follows:

“(vi) Indebtedness to HCC or an Affiliate of HCC which the obligee of such indebtedness acknowledges to be subject to the subordination provisions of the Hallmark Cards Subordination and Support Agreement”.

(ii)                                  Section 6.5 is amended by deleting the word “and” at the end of clause (v) and the period at the end of clause (vi) and by adding the following:

“; and (vii) issuance of common stock or payment of amounts pursuant to Restricted Stock Unit Agreements of the Borrower in settlement of awards made to employees pursuant to the terms of those Agreements.”

(iii)                               Section 6.15 is hereby amended in its entirety to read as follows:

“SECTION 6.15. Production. Engage in production of Items of Product in any fiscal year having an aggregate budgeted negative cost in excess of $5 million”.

(iv)                              The following sections are deleted in their entirety: 6.9, 6.10, 6.21, 6.22, 6.23 and 6.24.

(F)                                 Article 7 of the Credit Agreement is hereby amended by deleting the following paragraphs: (j), (o), (q), (r), (s) and (t).

(G)                                Section 13.3(l) of the Credit Agreement as amended by adding the following at the end thereof:

“Notwithstanding any of the preceding provisions of this Section 13.3(l), at any time prior to the payment of the Purchase Price, the Agent may make a drawing under the Hallmark L/C in accordance with the terms thereof.”

Section 3.                                            Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 3 (the date on which all such conditions have been satisfied being herein called the “Effective Date”):

(A)                              the Agent shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, each Guarantor, the Agent and each Lender;

(B)                                the representations and warranties in Section 4 hereof shall be true on the Effective Date;

(C)                                the Agent shall have received from the Borrower a fee of $120,000, i.e., 0.05% of the Total Commitment after giving effect to the increase therein contemplated by this Amendment No. 10, for payment to each of the Lenders on a pro rata basis;

(D)                               the Agent shall have received documentation satisfactory to it evidencing an amendment to the Hallmark L/C (i) extending the expiration date thereof to a date no earlier than June 10, 2007 and (ii) increasing the amount thereof from $220,000,000 to $240,000,000; and

(E)                                 all legal matters incident to this Amendment shall be satisfactory to Morgan, Lewis & Bockius, counsel for the Agent.

Section 4.                                            Representations and Warranties of the Credit Parties. Each Credit Party represents and warrants that:

(A)                              after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

(B)                                after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

Section 5.                                            Further Assurances. At any time and from time to time, upon the Agent’s request and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Agent reasonably deems necessary to effect the purposes of this Amendment. In furtherance of the foregoing, each of the Lenders agree within a reasonable period of time to surrender its existing Revolving Credit Note to the Agent in exchange for a new note evidencing its share of the increased Total Commitment and the Borrower agrees to provide the Agent with executed copies of such replacement notes as soon as practicable.

Section 6.                                            Fundamental Documents. This Amendment is designated a Fundamental Document by the Agent.

Section 7.                                            Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”,  “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

Section 8.                                            APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 9.                                            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

Section 10.                                      Expenses. The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Agent.

Section 11.                                      Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be duly executed as of the date first written above.

BORROWER:

CROWN MEDIA HOLDINGS, INC.

By	/s/ William J. Aliber
	Name:	William J. Aliber
	Title:	EVP/CFO

GUARANTORS:

CM INTERMEDIARY, LLC
CROWN MEDIA DISTRIBUTION, LLC
CROWN MEDIA UNITED STATES, LLC
CITI TEEVEE, LLC
DOONE CITY PICTURES, LLC
WAYZGOOSE CONCERT SERVICES, B.V.

By	/s/ William J. Aliber
	Name:	William J. Aliber
	Title:	EVP/CFO

LENDERS:

JPMORGAN CHASE BANK, N.A. (f/k/a JPMorgan Chase Bank and as successor by merger to Bank One, N.A. (Main Office Chicago)), individually and as Agent and Issuing Bank

By	/s/ Christa L. Thomas
Name: Christa L. Thomas
Title: Senior Vice President

BANK OF AMERICA, N. A.

By	/s/ Thomas R. Durham
Name: Thomas R. Durham
Title: Senior Vice President

CREDIT SUISSE FIRST BOSTON

By	/s/ Doreen Barr
Name: Doreen Barr
Title: Vice President

By	/s/ Denise L. Alvarez
Name: Denise L. Alvarez
Title: Associate

CITICORP USA, INC.

By	/s/ Robert Parr
Name: Robert Parr
Title: Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Frederick W. Laird
Name: Frederick W. Laird
Title: Managing Director

By	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

ROYAL BANK OF CANADA

By	/s/ Mark Narbey
Name: Mark Narbey
Title: Authorized Signatory

ABN AMRO BANK N.V.

By	/s/ Pradeep K. Bhatia
Name: Pradeep K. Bhatia
Title: Vice President

By	/s/ Michael McIntyre
Name: Michael McIntyre
Title: Vice President

WESTLB AG, NEW YORK BRANCH (f/k/a Westdeutsche Landesbank Girozentrale)

By
Name:
Title:

By
Name:
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Accepted and Agreed to by the undersigned as the Beneficiary of Section 13.3(l) of the Credit Agreement and as the Account Party on whose behalf the Hallmark L/C has been issued:

HALLMARK CARDS, INCORPORATED

By	/s/ E. Bruce McKinney
Name: E. Bruce McKinney
Title: Treasurer
Date: May 5, 2006

SCHEDULE 1

Lender	Revolving Credit Commitment	Total Commitment	Percentage
JPMorgan Chase Bank	41,250,000	41,250,000	17.1875%
Bank of America, N.A.	30,000,000	30,000,000	12.5000%
Credit Suisse First Boston	30,000,000	30,000,000	12.5000%
Citicorp USA, Inc.	30,000,000	30,000,000	12.5000%
Deutsche Bank AG New York Branch	30,000,000	30,000,000	12.5000%
Royal Bank of Canada	30,000,000	30,000,000	12.5000%
WestLB AG, New York Branch	26,250,000	26,250,000	10.9375%
ABN Amro	22,500,000	22,500,000	9.3750%

TOTAL	$240,000,000	$240,000,000	100.00%